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                                                                    EXHIBIT 99.1

[COLLINS & AIKMAN LOGO]                                             NEWS RELEASE


FOR IMMEDIATE RELEASE
JULY 8, 2004


     COLLINS & AIKMAN ANNOUNCES PRELIMINARY SECOND QUARTER OPERATING RESULTS

TROY, MICH. -- As previously announced, Collins & Aikman Corporation (NYSE: CKC) is having a meeting today with certain institutional investors in the company's debt securities at which the company will discuss preliminary financial results for the second quarter ended June 30, 2004. The company is inviting automotive institutional investors, security analysts, news media representatives, and other interested parties to listen via a conference call. The dial-in number for the call is (973) 582-2729. Callers should ask to be connected to the Collins & Aikman investor meeting conference call. Supporting material will be made available on the company's website at www.collinsaikman.com/investor/confcalls.html prior to the start of the meeting.

Based on preliminary information, all of which is subject to review and change as the company prepares its full financial statements for the second quarter of 2004, the company estimates that sales will be in the range of $1.02 billion to $1.04 billion, operating profit will be in a range of $21 million to $27 million (after restructuring expenses of approximately $11 million and impairments of long-term assets of approximately $28 million). Depreciation and amortization is expected to be approximately $36 million to $37 million. The company's net debt at June 30, 2004 is expected to be in the range of $1.436 billion to $1.442 billion. This information is preliminary and full financial statements are not yet prepared. This information should be reviewed in the context of the company's reported results once those are available. These estimates will be discussed on the conference call later this morning.


Collins & Aikman Corporation, a Fortune 500 company, is a global leader in cockpit modules and automotive floor and acoustic systems and a leading supplier of instrument panels, automotive fabric, plastic-based trim and convertible top systems. The company's current operations span the globe through 16 countries, more than 100 facilities and nearly 24,000 employees who are committed to achieving total excellence. Collins & Aikman's high-quality products combine superior design, styling and manufacturing capabilities with NVH "quiet" technologies that are among the most effective in the industry. Information about Collins & Aikman is available on the Internet at www.collinsaikman.com.



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This news release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to conditions affecting the markets and industry within which we operate, including declines in North American, South American and European automobile and light truck builds, our dependence on significant automotive customers, the level of competition in the automotive supply industry and pricing pressures from automotive customers, fluctuations in the productions of vehicles for which we are a supplier, changes in the popularity of particular cars and interior trim programs, labor costs and strikes at our major customers and at our facilities and risks associated with doing business in foreign countries; the adequacy of our liquidity and capital resources and required capital expenditures; our high debt levels and our ability to obtain financing and service or refinance our debt, uncertainty regarding our future operating results, prevailing levels of interest rates and other factors detailed in the company's filings with the Securities and Exchange Commission.



CONTACT:    J. MICHAEL STEPP                        ROBERT A. KRAUSE
            VICE CHAIRMAN & CFO                     VICE PRESIDENT & TREASURER
            (248) 824-1520                          HEAD OF INVESTOR RELATIONS
            MIKE.STEPP@COLAIK.COM                   (248) 733-4355
                                                    ROBERT.KRAUSE@COLAIK.COM


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                                COLLINS & AIKMAN
               SUPPLEMENTAL DATA -- EBITDA RECONCILIATION SCHEDULE
                            (unaudited, in millions)


                                                     Three months ended
                                                        June 30, 2004
                                                     ------------------
                                                      (est.) -- Note 1

Operating income                                     $             24.1
Depreciation and amortization                                      36.7
                                                     ------------------
EBITDA                                               $             60.8
                                                     ==================

Memo:

Restructuring charges                                $             10.9
Impairment of long-lived assets                                    28.3
                                                     ------------------
Total restructuring and impairment charges           $             39.2
                                                     ==================



This supplemental data presented above is a reconciliation of a certain financial measure which is intended to facilitate analysis of Collins & Aikman Corporation's business and operating performance.

EBITDA is defined as operating income plus depreciation and amortization. Management considers EBITDA to be a key measure of the cash generated by our business, and EBITDA is commonly used in our industry to analyze operating performance, liquidity and entity valuation. EBITDA should not be considered in isolation or as a substitute for net income or cash flows presented in accordance with U.S. GAAP, or as a measure of our liquidity of financial condition. Other companies may calculate EBITDA differently.



NOTE 1: Numbers are based on midpoint of Operating Income range of $21.1 million to $27.1 million and current estimates for depreciation and amortization, restructuring charges and impairment of long-lived assets.







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